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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported):  November 14, 1996


                       Commission File Number:  33-74254


                             COGENTRIX ENERGY, INC.
             (Exact name of registrant as specified in its charter)


          North Carolina                                    56-1853081
 (State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                       Identification Number)


9405 Arrowpoint Boulevard, Charlotte, North Carolina        28273-8110
      (Address of principal executive offices)              (Zip Code)


                                 (704) 525-3800
              (Registrant's telephone number, including area code)

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ITEM 2.  DISPOSITION OF ASSETS

         On November 14, 1996, Liberty Power/Cogentrix Bolivia, Inc., an indirect wholly-owned subsidiary of Cogentrix Energy, Inc. ("LPCB") and NRG Generating Holdings (No. 9) B.V., a wholly-owned subsidiary of NRG Energy, Inc. ("Holdings"), entered into a stockholders agreement (the "Stockholders Agreement"), pursuant to which LPCB agreed to tender and not withdraw all of its shares of common stock of Compania Boliviana de Energia Electrica, S.A. -- Bolivian Power Company Limited ("Bolivian Power") (719,206 shares, or approximately 17.1%, of Bolivian Power's outstanding common stock) following the commencement by Holdings of a cash tender offer to purchase all outstanding shares of common stock of Bolivian Power pursuant to a purchase agreement dated as of November 13, 1996 (the "Purchase Agreement") between Holdings and Bolivian Power. In October 1994, LPCB gave certain unaffiliated individuals (the "Optionholders") options to purchase up to 60% of LPCB's shares of common stock in Bolivian Power. Pursuant to these options, the Optionholders are also party to the Stockholders Agreement.

         Under the Purchase Agreement, Holdings will commence a cash tender offer (the "Offer") for all of the outstanding common stock of Bolivian Power at a price of $43.00 per share. The expiration date of the Offer will be twenty business days following the commencement, unless the Offer is extended. The transaction contemplated by the Purchase Agreement is subject to a number of customary conditions, including the tender (without withdrawal) of a majority of Bolivian Power's outstanding common shares on a fully diluted basis prior to the expiration date of the Offer and after the expiration of the waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act. The Offer is not contingent upon receipt of financing by Holdings.

         The Stockholders Agreement provides that if Bolivian Power receives an alternative proposal and a specified minimum number of shares of common stock has not been tendered, then LPCB and the Optionholders will have no obligation to tender and not withdraw their shares of common stock to Holdings, unless Holdings amends its tender offer to increase the per share price to an amount not less than the amount contained in such alternative tender offer proposal. Pending consummation of the tender offer or earlier termination of the Stockholders Agreement in accordance with its terms, LPCB and the Optionholders are required to vote their respective shares of common stock against (i) any action resulting in a breach of an obligation of Bolivian Power under the Stockholders Agreement or the Purchase Agreement, (ii) any extraordinary corporate transaction (such as a merger, consolidation or other business combination), (iii) any transfer of a material amount of assets, (iv) any reorganization, recapitalization, dissolution or liquidation, (v) any change in a majority of the members of the Board of Directors, (vi) any change in the capitalization or amendment to the memorandum or articles of association, (vii) any other material change in corporate structure or business, or (viii) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the tender offer by Holdings and other transactions contemplated by the Stockholders Agreement or the Purchase Agreement.

         In accordance with the terms of the Stockholders Agreement, LPCB tendered all of its shares of common stock of Bolivian Power to ChaseMellon Shareholder Services, L.L.C. as depositary for the Offer on November 25, 1996.
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  Financial Statements

                None.

         (b)  Pro Forma Financial Information

                None.

         (c)  Exhibits

                No.       Description
                ---       -----------

                 2 Stockholders Agreement, dated November 14, 1996, among NRG Generating Holdings (No. 9) B.V., Liberty Power/Cogentrix Bolivia, Inc., Sean P. Lane, Peter J. Fagan and Lawrence S. Coben.



             ----------------------------------------------------


                                  Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      COGENTRIX ENERGY, INC.


                                      By:       /s/ Bruce C. McMillen
                                          -------------------------------------
                                                    Bruce C. McMillen
                                                    Group Senior Vice President
                                                    Chief Financial Officer


Date:  November 26, 1996